UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 15, 2021

Primis Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-33037	20-1417448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6830 Old Dominion Drive, McLean, Virginia 22101

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2021, the Board of Directors (the “Board”) of Primis Financial Corp. (the “Company”) appointed Dr. Allen R. Jones, Jr. and Mr. John M. Eggemeyer to serve as members of the Boards of the Company and Primis Bank (the “Bank”), the Company’s wholly-owned banking subsidiary, effective June 15, 2021. In connection with their appointments to the Board, the Board intends to appoint Dr. Jones and Mr. Eggemeyer to serve as members of the Enterprise Risk Committee which is currently in formation.

Dr. Allen R. Jones, Jr., age 57, is a licensed physical therapist in the Commonwealth of Virginia. Dr. Jones is the owner and CEO of Dominion Physical Therapy, a practice he founded in 1990 and has since expanded to six locations in the Hampton Roads region. With strong ties to its surrounding community, Dominion has nurtured the same goal for over 30 years: to combine evidence-based therapy with superior customer service in a warm, friendly environment.  Dr. Jones and his highly credentialed staff provide individualized, patient-centered rehabilitative and therapeutic care. Dominion specializes in the treatment of neck and back pain, sports and personal injuries and many other musculoskeletal conditions, as well as work-related injuries with a preventative approach. Its Oyster Point office in Newport News is dedicated to the rehabilitative needs of children with disabilities.   Virginia has been Dr. Jones’ home since 1987, the year he completed his degree in physical therapy from the University of Connecticut. Dedicated to continuing education, he earned a Doctor of Physical Therapy degree from Rocky Mountain University School of Health Professions in Provo, Utah, in 2014 and also holds a postgraduate certification in Clinical Management of Head, Facial and Neck Pain and TMJ Disorders. He has been a member of the American Physical Therapy Association since 1988.  Dr. Jones’ passion for high-quality care has led to numerous awards for his practice, as well as statewide leadership positions. In 2014, Gov. Terry McAuliffe appointed him to the Virginia State Board of Physical Therapy.  Dr. Jones was reelected as Chairman of the Board of Physical Therapy for the state of Virginia on August 11, 2020, where he previously served as Chairman in 2017 and 2018.  Dr. Jones served as Chairman for two consecutive years (2019-2021) for the Board of Health Professions.  For three decades, Dr. Jones has worked hard to foster a spirit of community involvement and service through his practice.  Since 2012, Dominion has awarded a Doctorate of Physical Therapy Scholarship to well-deserving students at Old Dominion and Hampton universities.  In 2014, Dr. Jones provided financial and staffing support for a collaborative trip with Old Dominion specialists to the Dominican Republic to educate clinical staff there on the treatment of autism spectrum disorder.  Dr. Jones serves as a board member of Norfolk State University Foundation and Old Dominion University School of Physical Therapy & Athletic Training. He is on the advisory board of Primis Bank where he serves as Chairman.

Mr. John M. Eggemeyer, age 75, is a Founder and Managing Principal of Castle Creek® Capital LLC which has been an investor in the banking industry since 1990. The firm is currently one of the most active investors in community banking with in excess of $900 million in assets under management in private equity.  Mr. Eggemeyer has over 40 years of experience in the banking industry and has been involved in more than 75 bank acquisitions.  In 2006, the American Banker honored Mr. Eggemeyer as “Community Banker of the Year” for his success as a builder of community banking companies.  Prior to founding Castle Creek®, Mr. Eggemeyer spent nearly 20 years as a senior executive with some of the largest banking organizations in the U.S. with responsibilities across a broad spectrum of banking activities. Mr. Eggemeyer has served as the Chairman of PacWest Bancorp since its formation in 2000, is a Board member of The Bancorp, Northpointe Bancshares, Inc. and was a founder and Director of Guaranty Bancorp.  Previously, he was Chairman and Chief Executive Officer of White River Capital and a Board member of TCF Financial Corporation, Western Bancorp and American Financial Realty.  Mr. Eggemeyer’s civic and philanthropic efforts have been focused in the areas of improving the quality of instruction in education and expanding educational opportunities for lower income students. He was a founder and past President of the Rancho Santa Fe Community School Endowment and was a member of the Rancho Santa Fe School Site

Selection Committee.  He also helped establish the Minnesota Charter of A Better Chance, a national organization committed to creating improved educational opportunities for minority high school students.  Mr. Eggemeyer is a Life Trustee of Northwestern University where he serves on the Finance and Investment Committees and is a past Trustee of the Bishop’s School of La Jolla, California and the Parent Advisory Board at Stanford University.  Mr. Eggemeyer holds a Bachelor of Science degree from Northwestern University and an M.B.A. from the University of Chicago.

The Board has determined that Dr. Jones and Mr. Eggemeyer are “independent” as defined under the listing rules of the NASDAQ Stock Market. There are no family relationships between Dr. Jones and Mr. Eggemeyer and any director or executive officer of the Company. There are no arrangements or understandings between Dr. Jones and any other persons or entities pursuant to which Dr. Jones was appointed as a director of the Company.  Mr. Eggemeyer served as an observer to the Board of the Company and the Bank pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated March 26, 2013, between the Company, as successor to Eastern Virginia Bankshares, Inc. (“EVBS”) and Castle Creek Capital Partners IV, LP since 2019. Castle Creek® purchased shares of EVBS common and preferred stock pursuant to the Securities Purchase Agreement.  Under the Securities Purchase Agreement, Castle Creek® is entitled to appoint one director to the Board of Directors as long as Castle Creek® or an affiliate retains ownership, in the aggregate, of 5.0% or more of the Company’s outstanding shares of common stock.  If Castle Creek® does not have a representative on the Board of Directors, Castle Creek® may designate an observer to the Board.  Mr. Eggemeyer is being appointed to the Board pursuant to the Securities Purchase Agreement.

There are no transactions involving Dr. Jones and Mr. Eggemeyer and the Company that require disclosure under Item 404(a) of Regulation S-K.

As of the date of her appointment, each of Dr. Jones and Mr. Eggemeyer is entitled to receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed with the SEC on April 16, 2021 and is incorporated herein by reference.

The Company issued a press release on June 15, 2021, announcing the appointment of Dr. Jones and Mr. Eggemeyer to the Board.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primis Financial Corp.

Date: June 15, 2021	By:	/s/ Matthew A. Switzer
Matthew A. Switzer
Chief Financial Officer